EXHIBIT 99.1

STEEL PARTNERS HOLDINGS ANNOUNCES BOARD AND MANAGEMENT FEE DEFERRALS

NEW YORK, March 18, 2020 -- Steel Partners Holdings L.P. (NYSE: SPLP) today announced that it is taking proactive steps to minimize the potential impacts of the coronavirus (COVID-19) on the Company.

In light of the unprecedented circumstances and the rapidly changing situation concerning the coronavirus, the Board of Directors unanimously approved the deferral of all Board and Management Fees through the second quarter of 2020 and will review continuing this decision quarterly throughout 2020.

"Our leadership believes it is critical that we take decisive actions. I am very proud of our team's tireless efforts to always be there for each other, our communities, our customers, and our stakeholders. We will continue to look at additional cost reduction actions as the situation develops so that we may continue to serve all of our customers and stakeholders to the best of our ability," said Executive Chairman, Warren Lichtenstein.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in various companies, including diversified industrial products, energy, defense, supply chain management and logistics, direct marketing, banking and youth sports.

Investor Contact

Steel Partners Holdings L.P.
Jennifer Golembeske, 212-520-2300
jgolembeske@steelpartners.com